PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number:  1926


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes


Principal Amount:                   $100,000,000


CUSIP Number:                       59018S 5A8


Interest Rate:                      7.14000%


Original Issue Date:                March 21, 2000


Stated Maturity Date:               March 21, 2002


Interest Payment Dates:             Each   March   21st  and   September   21st,
                                    commencing on September 21, 2000, subject to Modified Following Business Day Convention.

Repayment at the Option
of the Holder:                      The  Notes  cannot  be  repaid  prior to the
                                    Stated Maturity Date.

Redemption at the Option
of the Company:                     The Notes  cannot be  redeemed  prior to the
                                    Stated Maturity Date.


Form:                               The  Notes   are   being   issued  in  fully
                                    registered book-entry form.


Trustee:                            The Chase Manhattan Bank


Dated:                              March 16, 2000